Exhibit 99.1

Contacts:
Peter Garcia	Jennifer Williams
PDL BioPharma, Inc.	Cook Williams Communications, Inc.
775-832-8500	360-668-3701
Peter.Garcia@pdl.com	jennifer@cwcomm.org

PDL BioPharma Announces 2015 Regular Quarterly Dividends

– Dividend Amount of $0.15 per Share per Quarter –

INCLINE VILLAGE, NV, January 29, 2015 – PDL BioPharma, Inc. (PDL) (NASDAQ: PDLI) today announced that its board of directors has declared that the regular, quarterly dividends to be paid to its stockholders in 2015 will be $0.15 per share of common stock, for a total of $0.60 for the full year.

The $0.15 dividends will each be paid on March 12, June 12, September 11 and December 11 of 2015 to all stockholders who own shares of PDL on March 5, June 5, September 4 and December 4 of 2015, the record dates for each of the dividend payments, respectively. Stockholders desiring to purchase shares with rights to the dividend must ensure that their trades are executed prior to the "ex-dividend" date and settled prior to the record date. NASDAQ will establish an ex-dividend date that is generally two business days prior to the record date. Investors should consult with their brokers or financial advisors regarding their specific situations.

About PDL BioPharma

PDL manages a portfolio of patents and royalty assets, consisting of its Queen et al. patents, license agreements with various biotechnology and pharmaceutical companies, and royalty and other assets acquired. To acquire new income generating assets, PDL provides non-dilutive growth capital and financing solutions to late-stage public and private healthcare companies and offers immediate financial monetization of royalty streams to companies, academic institutions, and inventors. PDL has invested approximately $780 million to date. PDL evaluates its investments based on the quality of the income generating assets and potential returns on investment. PDL is currently focused on intellectual property asset management, acquiring new income generating assets and maximizing value for its shareholders.

The Company was formerly known as Protein Design Labs, Inc. and changed its name to PDL BioPharma, Inc. in 2006. PDL was founded in 1986 and is headquartered in Incline Village, Nevada. PDL pioneered the humanization of monoclonal antibodies and, by doing so, enabled the discovery of a new generation of targeted treatments for cancer and immunologic diseases for which it receives significant royalty revenue.

For more information, please visit www.pdl.com.

PDL BioPharma and the PDL BioPharma logo are considered trademarks of PDL BioPharma, Inc.

Cautionary Statements Concerning Forward-Looking Statements

This Press Release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or predictions of future conditions, events or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", "projects", "forecasts", "may", "should", variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding product development, product potential or financial performance. As all dividend payments are subject to compliance with legal requirements, dividend announcements constitute "forward-looking" statements and could be withdrawn prior to payment at the discretion of the Company's board of directors. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect the business of PDL and its markets, particularly those discussed in the risk factors and cautionary statements contained in the Company's 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 3, 2014, as updated by subsequent periodic reports. All forward-looking statements are expressly qualified in their entirety by such factors. The forward-looking statements are representative only as of the date they are made, and PDL assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.